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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Hanover Direct, Inc. of our report dated September 12, 1991, except for note 3 as to which the date is December 11, 1991, on the financial statements of Tweeds, Inc. for the years ended June 30, 1991 and July 1, 1990 appearing in Form 8-K of Hanover Direct, Inc. and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


Deloitte & Touche

Parsippany, New Jersey
March 14, 1994